2025 Annual Statement of Servicer Compliance (Item 1123)

Per the applicable Servicing Agreement for each of the transactions listed on Schedule I hereto, the undersigned, a duly authorized officer of 3650 REIT Loan Servicing LLC, in its capacity as special servicer (the "Special Servicer") hereby certifies, as follows and as for the period reflected on Schedule I hereto beginning on January 1, 2025, and ending on December 31, 2025 (the "Reporting Period"):

a)      A review of the Special Servicer activities during the Reporting Period and of its performance under the applicable Servicing Agreement has been made under such officer's supervision: and

b)      To the best of my knowledge, based on such review, the Special Servicer has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Certified by: /s/ Peter LaPointe

Peter LaPointe,

as Managing Partner of Special Servicer

Dated as of February 25, 2026

Schedule I

Depositor	Transaction	Servicing Agreement	Servicing Agreement Date	Reporting Period	Exceptions to Coverage	Special Servicer
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2019-C15 (CSAIL 2019-C15)	Pooling and Servicing Agreement	March 1, 2019	January 1, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2019-C17 (CSAIL 2019-C17)	Pooling and Servicing Agreement	September 1, 2019	January 1, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2020-C19 (CSAIL 2020-C19)	Pooling and Servicing Agreement	March 1, 2020	January 1, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2021-C20 (CSAIL 2021-C20)	Pooling and Servicing Agreement	March 1, 2021	January 1, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Barclays Commercial Mortgage Securities LLC	Barclays Commercial Mortgage Securities LLC, Commercial Mortgage Pass-Through Certificates, Series 2021-ACEN (ALEN 2021-ACEN)	Trust and Servicing Agreement	March 24, 2021	January 1, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
3650 REIT Commercial Mortgage Securities II LLC	3650 REIT Commercial Mortgage Securities II LLC, Commercial Mortgage Pass-Through Certificates, Series 2021-PF1 (3650R 2021-PF1)	Pooling and Servicing Agreement	November 1, 2021	January 1, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
J.P. Morgan Chase Commercial Mortgage Securities Corp.	J.P Morgan Chase Commercial Mortgage Securities Trust 2022-NLP, Commercial Mortgage Pass-Through Certificates, Series 2022-NLP (JPMCC 2022-NLP)	Trust and Servicing Agreement	May 16, 2022	January 1, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Banc of America Merrill Lynch Large Loan Inc	BX Trust 2022-PSB Commercial Mortgage Pass-Through Certificates, Series 2022-PSB (BX 2022-PSB)*	Trust and Servicing Agreement	August 15, 2022	January 1, 2025 - July 15, 2025	N/A	3650 REIT Loan Servicing LLC
Deutsche Mortgage & Asset Receiving Corporation	INTOWN 2022-STAY Mortgage Trust Commercial Mortgage Pass-Through Certificates (INTOWN 2022-STAY)*	Trust and Servicing Agreement	August 15, 2022	January 1, 2025- March 17, 2025	N/A	3650 REIT Loan Servicing LLC
3650 REIT Commercial Mortgage Securities II LLC	3650R 2022-PF2, Commercial Mortgage Pass-Through Certificates, Series 2022-PF2 (3650R 2022-PF2)	Pooling and Servicing Agreement	November 1, 2022	January 1, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Citigroup Commercial Mortgage Securities Inc.	Benchmark 2023-V2 Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2023-V2 (BMARK 2023-V2)	Pooling and Servicing Agreement	May 1, 2023	January 1, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
BMO Commercial Mortgage Securities LLC	BMO 2023-5C1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2023-5C1 (BMO 2023-5C1)	Pooling and Servicing Agreement	August 1, 2023	January 1, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Citigroup Commercial Mortgage Securities Inc.	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates Series 2019-650M (MAD 2019-650M)	Trust and Servicing Agreement	December 8, 2019	January 1, 2025- September 5, 2025	N/A	3650 REIT Loan Servicing LLC
Barclays Commercial Mortgage Securities LLC	BBCMS Mortgage Trust 2023-C21, Commercial Mortgage Pass-Through Certificates Series 2023-C21 (BBCMS 2023-C21)	Pooling and Servicing Agreement	October 1, 2023	January 1, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Morgan Stanley Capital Inc	THE 2023-MIC Trust, Commercial Mortgage Pass-Through Certificates, Series 2023-MIC (THE 2023-MIC)	Trust and Servicing Agreement	November 1, 2023	January 1, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Barclays Commercial Mortgage Securities LLC	BBCMS Mortgage Trust 2024-5C25 Commercial Mortgage Pass-Through Certificates Series 2024-5C25 (BBCMS 2024-5C25)	Pooling and Servicing Agreement	March 1, 2024	January 1, 2025-December 31, 2025	N/A	3650 REIT Loan Servicing LLC
GS Mortgage Securities Corporation II	Benchmark 2024-V9 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2024-V9 (BMARK 2024-V9)	Pooling and Servicing Agreement	August 1, 2024	January 1, 2025-December 31, 2025	N/A	3650 REIT Loan Servicing LLC
BMO Commercial Mortgage Securities LLC	BMO 2024-C10 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2024-C10 (BMO 2024-C10)	Pooling and Servicing Agreement	November 1, 2024	January 1, 2025-December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Wells Fargo Commercial Mortgage Securities, Inc.	BPR Commercial Mortgage Trust 2024-PARK, Commercial Mortgage Pass-Through Certificates, Series 2024-PARK (BPR 2024-PARK)	Trust and Servicing Agreement	November 15, 2024	January 1, 2025-December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Wells Fargo Commercial Mortgage Securities, Inc.	SELF Commercial Mortgage Trust 2024-STRG, Commercial Mortgage Pass-Through Certificates, Series 2024-STRG (SELF-2024-STRG)	Trust and Servicing Agreement	November 15, 2024	January 1,, 2025-December 31, 2025	N/A	3650 REIT Loan Servicing LLC
BMO Commercial Mortgage Securities LLC	BMO 2025-5C9 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2025-5C9 (BMO 2025-5C9)	Pooling and Servicing Agreement	March 1, 2025	March 31, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Barclays Commercial Mortgage Securities LLC	BPR 2025-ALDR Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2025-ALDR (BPR 2025-ALDR)	Trust and Servicing Agreement	June 12, 2025	June 12, 2025-December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Deutsche Mortgage & Asset Receiving Corporation	ARDN 2025-ARCP Mortgage Trust Commercial Mortgage Pass-Through Certificates (ARDN 2025-ARCP)	Trust and Servicing Agreement	June 17,2025	June 17, 2025- December 31, 2025	N/A	3650 REIT Loan Servicing LLC
Barclays Commercial Mortgage Securities LLC	BBCMS Mortgage Trust 2025-5C37 Commercial Mortgage Pass-Through Certificates Series 2025-5C37 (BBCMS 2025-5C37)	Pooling and Servicing Agreement	September 1, 2025	September 25, 2025-December 31, 2025	N/A	3650 REIT Loan Servicing LLC
BMO Commercial Mortgage Securities LLC	BMO 2025-5C13 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2025-5C13 (BMO 2025-5C13)	Pooling and Servicing Agreement	December 1, 2025	December 30, 2025-December 31, 2025	N/A	3650 REIT Loan Servicing LLC